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                                                                   Exhibit 10.12


                                AMENDMENT 2001-1
                                     TO THE
                   2000 LOAN PURCHASE AND SERVICING AGREEMENT
                   ------------------------------------------

This Amendment (the "Amendment") is entered into as of the 1/st/ day of October, 2001 by and between and First Consumer Credit, L.L.C. ("FCC") Bank One, N.A. a national banking association ("Bank") and U.S. Home Systems, Inc., a Delaware corporation ("USHS").

     WHEREAS, FCC and the Bank entered into that certain Loan Purchase And Servicing Agreement (the "Agreement") dated May 11, 2000; and

     WHEREAS, FCC and USHS intend to effect a merger of Home Credit Acquisition, Inc., a Texas corporation, with and into FCC (the "Merger"). Upon consummation of the Merger, Home Credit Acquisition Inc. shall cease to exist and FCC shall be the surviving corporation (the "Surviving Company") and a wholly-owned subsidiary of USHS; and

     WHEREAS, as part of the Merger, FCC shall convert from a Texas limited liability company to a Texas corporation; and

     WHEREAS, FCC and the Bank now desire to amend the Agreement pursuant to
Article VIII(A) to reflect their understanding and agreement to the Merger and its related transactions, and to allow USHS to guaranty the obligations and responsibilities of FCC.

     NOW, THEREFORE, in consideration of covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, FCC, USHS and the Bank hereby agree to the following:

1. Bank and FCC agree to, and approve of, the Merger and its related transactions.

2.   The Agreement is hereby amended by inserting the following clause as
     Article II(16) of the Agreement:

          FCC agrees that, without the prior approval of Bank, James D. Borschow will remain as a manager of FCC during the term of this Agreement, to ensure the continuing standards and quality of origination and servicing performed on the retail installment contract receivables subject to the Agreement, in accordance with the standard of care established between Bank and FCC.

3. FCC and Bank agreement that Article II(15) of the Agreement is hereby amended as follows, said amendment being indicated by underlined text:

          The tangible net worth (per GAAP) of Seller is no less than 1% of the aggregate of the following calculation (the "Formula"):
                                                 ---------------

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          1.00% multiplied by the original Loan Pool principal balance less (ii)
          the aggregate amount paid to Buyer for net credit losses after the Closing Date.

          Notwithstanding the foregoing, tangible net worth, for the purpose of calculating this covenant, will include debt subordinated to Buyer in a form and substance acceptable to Buyer. FCC agrees that it or its parent company shall at all times maintain available unrestricted cash equivalent to the Formula.

4. Bank agrees that FCC's compliance with Article II(15) of the Agreement is hereby waived until five business days following close of the Merger, but in no event shall said requirement be waived past October 31, 2001.

5. In all other respects, the Agreement shall be and remain in full force and effect. Any inconsistencies between this Amendment and the Agreement are to be resolved in favor of the intentions set forth in this Amendment, except to the extent that doing so would violate any applicable governmental law or regulation.

6. USHS agrees to guarantee the performance of FCC, as its wholly-owned subsidiary, under the Agreement and upon the effectuation of the Merger.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       Bank One, N.A., as Bank


                                       By:       /s/ Robert N. Kent, Jr.
                                          --------------------------------------
                                          Robert N. Kent, Jr., Vice President


                                       First Consumer Credit, L.L.C.


                                       By:       /s/ James D. Borschow
                                          --------------------------------------
                                          James D. Borschow, President


                                       U.S. Home Systems, Inc.


                                       By:       /s/ Murray Gross
                                          --------------------------------------
                                          Murray Gross, President